                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                           ---------------------------

                                    FORM 8-KA


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  February 27, 1997



                The American Materials & Technologies Corporation
             (Exact name of registrant as specified in its charter)

      Delaware                           001-11835               33-0659916
(State or other jurisdiction            (Commission            (IRS Employer
of incorporation or organization)       File Number)         Identification No.)


                     5915 Rodeo Road, Los Angeles, CA 90016
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (310) 841-5200


          (Former Name or Former Address, if Changed Since Last Report)


                               Page 1 of 33 Pages
                        Exhibit Index Located on Page 33



          The registrant hereby amends its Current Report on Form 8-K, filed March 5, 1997, for an event occurring on February 27, 1997.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 27, 1997, The American Materials & Technologies Corporation (the "Company"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") by and among the Company, Grafalloy Acquisition Corporation, a wholly-owned subsidiary of the Company, Grafalloy L.P. ("Grafalloy") and Grafalloy, Inc., the general partner of Grafalloy. Pursuant to the Asset Purchase Agreement, the Company acquired all of the assets and business, and assumed certain liabilities, of Grafalloy.

         The purchase price of approximately $9.2 million included a cash payment to the Seller of approximately $6.4 million, and acquisition costs of approximately $315,000. In addition, the Company issued 179,492 shares of common stock to the seller, and issued three notes to the Seller in the aggregate principal amount of approximately $1.7 million, of which $747,254 bears interest at the rate of 12% and the remainder bears interest at the rate of 7%. An $800,000 note is due 13 months after the date of acquisition. A $747,254 note is due as follows: $300,000 is due in May, 1997 and the balance is due in equal installments 9 and 18 months after the date of the acquisition, respectively. A $175,000 note is due as follows: $5,000 is due per month, with a final balloon payment due 6 months after the date of the acquisition.

         To pay for the acquisition, the Company used all of its available cash and borrowed approximately $2.3 million under the revolving line of credit maintained by its subsidiary, Culver City Composites Corporation, with LaSalle Business Credit, Inc. As a result, the Company's remaining availability under the revolving line of credit was approximately $1.2 million following the acquisition.

         The terms of the Asset Purchase Agreement resulted from an arms-length negotiation between representatives of the Seller and the Company. Among the factors considered by both parties in establishing the terms, including the consideration to be paid, were the financial and operating performance and prospects of the two companies.

         To the knowledge of the Company, prior to the acquisition no director, officer or affiliate of the Company, or any associates of any such director, officer or affiliate had any material relationship with the Seller.

         The assets acquired from Grafalloy were used by Grafalloy to manufacture composite golf club shafts. The Company intends to continue such use of the acquired assets.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The American Materials & Technologies Corporation


We hereby consent to the use in the form 8-KA to be filed with the Securities and Exchange Commission of our reports dated February 6, 1997 and February 23, 1996, relating to the financial statements of Grafalloy L.P. as of December 31, 1996 and December 31, 1995 and the related statements of income, partner's capital and cash flows for the years then ended.


Please note that our engagement was solely with Grafalloy L.P. and was entered into prior to their acquisition by The American Materials & Technologies Corporation. Accordingly, our consent should not be construed in anyway as an extension of our contract with Grafalloy L.P. to other third parties, including The American Materials & Technologies Corporation and its subsidiaries.











/s/ Jassoy, Graff & Douglas LLP
San Diego, California
April  30, 1997

                          INDEPENDENT AUDITOR'S REPORT


To the Partners of
Grafalloy L.P.
San Diego, California



We have audited the accompanying balance sheet of Grafalloy L.P. (a limited partnership) as of December 31, 1996, and the related statements of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grafalloy L.P. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.






/s/ Jassoy, Graff & Douglas LLP
February 6, 1997
San Diego, CA

                                 Grafalloy L.P.
                                  BALANCE SHEET
                                December 31, l996

                                     ASSETS

CURRENT ASSETS

            Cash and cash equivalents                $   208,033
            Accounts receivable, net of allowance
               for doubtful accounts of $48,654          377,584
            Due from affiliate                             3,676
            Inventories (Note 2)                       1,040,335
            Prepaid expenses                              97,207
                                                     -----------
            Total current assets                       1,726,835
                                                     -----------


PROPERTY, PLANT AND EQUIPMENT

            Construction in progress                      53,649
            Furniture and fixtures                       250,290
            Leasehold improvements                       195,383
            Machinery and equipment                    1,438,093
                                                     -----------
                                                       1,937,415
            Accumulated depreciation                    (512,265)
                                                     -----------
            Net property, plant and equipment          1,425,150
                                                     -----------


OTHER ASSETS

            Other assets, primarily deposits              14,824
            Acquisition costs, net of accumulated
                amortization of $18,373                   10,627
            Goodwill, net of accumulated
                amortization of $23,420                   87,514
            Organization costs, net of accumulated
                amortization of $13,300                    7,700
                                                     -----------
                           Total other assets            120,665
                                                     -----------
                           Total assets              $ 3,272,650
                                                     ===========



                   The accompanying notes are an integral part
                         of these financial statements.

                        LIABILITIES AND PARTNERS' CAPITAL


CURRENT LIABILITIES

         Accounts payable                                   $  691,808
         Accrued expenses (Note 3)                             382,218
         Current portion of long-term debt (Note 4)            186,774
         Line of credit (Note 5)                                96,263
         Shareholders' loans (Note 6)                          175,000
                                                            ----------
                  Total current liabilities                  1,532,063
                                                            ----------

LONG-TERM LIABILITIES

         Accrued interest, less current portion (Note 4)       112,093
         Long-term debt, less current portion (Note 4)         373,548
                                                            ----------
                  Total long-term liabilities                  485,641
                                                            ----------
                  Total liabilities                          2,017,704
                                                            ----------

COMMITMENTS (Notes 4, 5, 6, 7 and 9)

PARTNERS' CAPITAL                                            1,254,946
                                                            ----------
                  Total liabilities and partners' capital   $3,272,650
                                                            ==========



                   The accompanying notes are an integral part
                         of these financial statements.

                                 Grafalloy L.P.
                               STATEMENT OF INCOME
                          Year ended December 31, 1996




SALES                                                   $ 10,669,587

COST OF SALES                                              6,843,320
                                                        ------------
GROSS PROFIT                                               3,826,267
                                                        ------------

OPERATING EXPENSES

         General and administrative                          911,830
         Research and development                            513,228
         Selling and marketing                             1,237,610
                                                        ------------
                         Total operating expenses          2,662,668
                                                        ------------
OPERATING INCOME                                           1,163,599
                                                        ------------

OTHER INCOME (EXPENSE)

         Interest income                                       7,509
         Interest expense                                   (224,092)
                                                        ------------
                         Total other income (expense)       (216,583)
                                                        ------------
NET INCOME                                              $    947,016
                                                        ============


                   The accompanying notes are an integral part
                         of these financial statements.

                                 Grafalloy L.P.
                         STATEMENT OF PARTNERS' CAPITAL
                          Year ended December 31, 1996


                              General     Limited
                              Partner     Partners       Total
                              -------    ----------   ----------
BALANCE - DECEMBER 31, 1995   $(4,883)   $  312,813   $  307,930

Net income                      4,883       942,133      947,016
                              -------    ----------   ----------

BALANCE - DECEMBER 31, 1996   $     0    $1,254,946   $1,254,946
                              =======    ==========   ==========


                   The accompanying notes are an integral part
                         of these financial statements.

                                 Grafalloy L.P.
                             STATEMENT OF CASH FLOWS
                          Year ended December 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES

                  Cash received from customers                         $ 11,437,513
                  Cash paid to suppliers and employees                   (9,870,475)
                  Interest paid                                            (205,064)
                  Interest received                                           7,509
                  Income taxes paid                                            (800)
                                                                       ------------
                           Net cash provided by operating activities      1,368,683
                                                                       ------------

CASH FLOWS FROM INVESTING ACTIVITIES

                  Acquisition of property, plant and equipment             (46l,616)
                                                                       ------------
                           Net cash used by investing activities           (461,616)
                                                                       ------------

CASH FLOWS FROM FINANCING ACTIVITIES

                  Borrowings on line of credit                           11,437,069
                  Payments on line of credit                            (11,832,520)
                  Payments for short-term debt                              (98,500)
                  Retirement of long-term debt                             (168,659)
                                                                       ------------
                           Net cash used by financing activities           (662,610)
                                                                       ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                   244,457

CASH (OVERDRAFT) AND CASH EQUIVALENTS - BEGINNING OF YEAR                   (36,424)
                                                                       ------------
CASH AND CASH EQUIVALENTS - END OF YEAR                                $    208,033
                                                                       ============


                   The accompanying notes are an integral part
                         of these financial statements.

                                 Grafalloy L.P.
                       STATEMENT OF CASH FLOWS (Continued)
                          Year ended December 31, 1996


         RECONCILIATION OF NET INCOME TO NET CASH
         PROVIDED BY OPERATING ACTIVITIES

         NET INCOME                                                                          $   947,016
                                                                                             -----------
         Adjustments to reconcile net income to net cash provided by operating activities:

                  Depreciation                                                                   221,801
                  Amortization                                                                    17,398
                  Decrease in accounts receivable                                                767,602
                  Decrease in accounts receivable - other                                          1,500
                  Increase in inventories                                                       (153,690)
                  Increase in due from affiliate                                                  (1,176)
                  Increase in prepaid expenses                                                   (64,773)
                  Increase in other assets                                                        (7,789)
                  Decrease in accounts payable                                                  (575,125)
                  Increase in accrued expenses, excluding accrued interest                       196,891
                  Increase in accrued interest                                                    19,028
                                                                                             -----------
                           Total adjustments                                                     421,667
                                                                                             -----------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                                           $ 1,368,683
                                                                                             ===========




                   The accompanying notes are an integral part
                         of these financial statements.

                                 Grafalloy L.P.
                        NOTES TO THE FINANCIAL STATEMENTS
                                December 31, 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Statement presentation:             Grafalloy L.P. (the Company),
                                    is a Delaware limited partnership formed in September of 1993. The Company's business is to manufacture golf club shafts in San Diego
                                    County, California. The general partner is Grafalloy, Inc., which is a Delaware S corporation formed in September of 1993.

Accounting method:                  The Company maintains its records on the
                                    accrual basis of accounting.

Acquisition costs:                  Closing costs and appraisal costs in
                                    connection with the Company's acquisition of the assets and liabilities of Prince
                                    Sports Group, Inc. in October, 1993 have been capitalized and are being amortized over a five year period. Amortization charged to operations in 1996 was $5,800.

Allocations:                        The Fourth Amended and Restated Limited
                                    Partnership Agreement requires that any net income be allocated first to the general partner to the extent of its previously allocated special losses, and any remaining amount of net income is allocated to the limited partners to the extent of their previously allocated losses. Future profits and losses will be allocated in various tiered allocations in accordance with the Fourth Amended and Restated Limited
                                    Partnership Agreement.

Allowance for
doubtful accounts:                  The Company uses the reserve method in
                                    providing for uncollectible accounts. The
                                    allowance for doubtful accounts as of
                                    December 31, 1996 was $48,654.
Credit risk
concentration:                      Financial instruments which subject the
                                    Company to concentrations of credit risk consist principally of temporary cash investments. The Company had temporary cash investments which exceeded the $100,000 federally insured limit at December 31, 1996.

Income taxes:                       No provision has been made for federal and
                                    state income taxes since they are the
                                    responsibility of the individual partners.

Intangible assets:                  Goodwill represents the excess of cost over
                                    the fair value of net assets at date of
                                    acquisition. Goodwill is being amortized on the straight-line method over 15 years.
                                    Amortization charged to operations in 1996 was $7,395.

Inventories:                        Inventories are stated at moving weighted
                                    average using standard costs.

Organization costs:                 Costs incident to the creation of the
                                    partnership for negotiating and preparing the Limited Partnership Agreement and various accounting fees have been capitalized and are being amortized over a five year period. Amortization charged to operations in 1996 was $4,200.

---------------------------------------------------------------

Property, plant
and equipment:                      Property, plant and equipment are stated at
                                    cost. Maintenance and repairs are expensed when incurred; renewals and replacements which extend the useful life of plant and equipment are capitalized. Generally when assets are retired or otherwise disposed of, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

                                    Construction in progress consisted primarily of equipment either under construction or not placed in service as of December 31, 1996.

                                    Depreciation is calculated on a
                                    straight-line method over the estimated
                                    useful lives of the related assets;
                                    machinery and equipment 5 to 10 years and furniture and fixtures 5 to 10 years. Leasehold improvements are amortized on the straight-line method over the shorter of the remaining lease term or the useful life.

Statement of cash flows:            For the purpose of the statement of cash
                                    flows, the Company considers all highly
                                    liquid instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 1996, cash equivalents amounted to $100,000.

Use of estimates:                   The preparation of financial statements in
                                    conformity with generally accepted
                                    accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures,
                                    Accordingly, actual results could differ from those estimates.

Warranties:                         The Company's products are generally under
                                    warranty against defects in material and workmanship. At December 31, 1996, the estimated liability for warranty expense on prior sales was $2,100.

NOTE 2 - INVENTORIES
--------------------
         Inventories consisted of the following at December 31, 1996:

                  Raw materials                                                              $   235,600
                  Work in process                                                                268,261
                  Finished goods                                                                 645,507
                                                                                             -----------
                                                                                               1,149,368
                  Allowance for obsolete inventories                                            (109,033)
                                                                                             -----------
                           Total inventories                                                 $ 1,040,335
                                                                                             ===========

NOTE 3 - ACCRUED EXPENSES
-------------------------

Accrued expenses consisted of the following at December 31, 1996:


         Accrued bonuses                                                                       $ 180,581
         Accrued compensation                                                                     45,964
         Accrued 401(k) match and employee withholdings                                            4,598
         Accrued interest, current portion (Note 4)                                               65,609
         Accrued payroll and property taxes                                                       21,412
         Accrued vacation                                                                         36,382
         Accrued warranties                                                                        2,100
         Accrued income taxes                                                                        800
         Accrued other expenses                                                                   24,772
                                                                                              ----------
                    Total accrued expenses                                                    $  382,218
                                                                                              ==========

NOTE 4 - LONG-TERM DEBT
-----------------------

At December 31, 1996 long-term debt consisted of the following:

         Note payable for the purchase of assets on November 1, 1993 bearing interest at prime (8.25% at December 31, 1996) plus 2%, $186,774 annual principal payments, each due in May, 1997, 1998 and 1999 and collateralized by all the assets of the Company

                    Total long-term debt                                                    $ 560,322
                    Less current portion                                                      186,774
                                                                                            ---------
                    Long-term portion                                                       $ 373,548
                                                                                            =========

Principal payments on long-term debt for the years subsequent to December 31, 1996 are as follows:

         1997                                                                                  $ 186,774
         1998                                                                                    186,774
         1999                                                                                    186,774
                                                                                               ---------
                                                                                               $ 560,322
                                                                                               =========

Per the note agreement, accrued interest payments are to be separately calculated for each principal payment, and the interest is payable at the time the corresponding amount of principal is due. Total accrued interest was $177,702 at December 31, 1996. Accrued interest has been separated between current ($65,609) and non-current liabilities ($112,093). The current portion of $65,609 was recorded in accrued expenses (see Note 3).

NOTE 5 - LINE OF CREDIT

   The Company had a $500,000 line of credit limited to 75% of the Company's eligible accounts receivable. Interest is payable monthly at prime (8.25% at December 31, 1996) plus 6%. The principal is due on demand and is collateralized by substantially all of the Company's assets. Advances on the line of credit at December 31, 1996 were $96,263.

NOTE 6 - SHAREHOLDERS' LOANS

    During the year ended December 31, 1995, the Company secured $175,000 in debt financing from certain limited partners. Proceeds from this note offering were used to fund working capital requirements.

    The structure of this debt financing was as follows:

         Unsecured Promissory Notes: Seven $25,000 notes were issued, bearing interest at prime plus 4%, with interest accrued and payable on the last day of each quarter during which the note was outstanding, expiring at various dates in 1997.

         Warrants: Warrants to purchase 9.4 Limited Partnership units were attached to each $25,000 note. Those warrants granted the holder the right to purchase Limited Partnership units at a price of $1,329.79 per unit, or at a valuation for the company of $3.0 million. Warrants were subject to cancellation if all principal and interest due on the Unsecured Promissory Note was paid within six months of the date of the individual notes.

    At December 31, 1996, all notes were outstanding and unpaid beyond the six month period. Therefore, there are warrant options representing the option to purchase 65.8 Limited Partnership units outstanding at year-end.

    Future maturities of shareholders' loans for the next five years are as follows:

          Year ending
          December 31, 1997
                                                        $ 175,000
                                                        ---------
                                                        $ 175,000
                                                        =========

NOTE 7 - COMMITMENTS
--------------------

         The Company leases certain building space and equipment under noncancelable operating lease agreements expiring at various dates through 1999.

         Future minimum lease payments, by year and in the aggregate under these noncancelable operating leases consisted of the following at December 31, 1996:

             1997                                                                         $   115,538
             1998                                                                              31,932
             1999                                                                              15,046
                                                                                          -----------
             Total future minimum lease payments                                          $   162,516
                                                                                          ===========

         Total rent expense for the operating lease was $97,200 for the year ending December 31, 1996.

NOTE 8 - DEFINED CONTRIBUTION PLAN
----------------------------------

     The Company has a 401(k) plan covering substantially all employees meeting minimum eligibility requirements. Company matching contributions are to be determined annually by the Board of Directors in an amount not to exceed the maximum allowed under current income tax regulations or subject to certain tax law limitations. Participants are entitled, upon termination or retirement, to their vested portion of retirement fund assets which are held by a corporate trustee. Charges to pension expense for the year ended December 31, 1996 amounted to $13,113.

NOTE 9 - SUBSEQUENT EVENT
-------------------------

     The Company has entered into an agreement to sell substantially all its assets and business, as a going concern, to an unrelated company on or before February 28, 1997. The parties have not finalized all the details of the transaction. Accordingly, there can be no assurance that this transaction will be consummated.

                          INDEPENDENT AUDITOR'S REPORT



To the Partners of
Grafalloy L.P.
San Diego, California


We have audited the accompanying balance sheet of Grafalloy, L.P. (a limited partnership) as of December 31, 1995, and the related statements of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grafalloy, L.P. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.







/s/ Jassoy, Graff & Douglas LLP
February 23, 1996
San Diego, CA

                                 Grafalloy L.P.
                                  BALANCE SHEET
                                December 31, l995



                                     ASSETS

CURRENT ASSETS

         Accounts receivable, net of allowance
          for doubtful accounts of $15,862                          $ 1,145,186
         Accounts receivable - other                                      1,500
         Due from affiliate                                               2,500
         Inventories (Note 2)                                           886,645
         Prepaid expenses                                                32,434
                                                                    -----------

                  Total current assets                                2,068,265
                                                                    -----------

PROPERTY, PLANT AND EQUIPMENT

          Construction in progress                                        7,901
          Furniture and fixtures                                        201,183
          Leasehold improvements                                        192,252
          Machinery and equipment                                     1,074,462
                                                                    -----------
                                                                      1,475,798

          Accumulated depreciation                                     (290,463)
                                                                    -----------

                  Net property, plant and equipment                   1,185,335
                                                                    -----------

OTHER ASSETS

          Other assets, primarily deposits                                7,035
          Acquisition costs, net of accumulated
           amortization of $12,571                                       16,429
          Goodwill, net of accumulated
           amortization of $16,024                                       94,910
          Organization costs, net of accumulated
           amortization of $9,100                                        11,900
                                                                    -----------

                      Total other assets                                130,274
                                                                    -----------
                      Total assets                                  $ 3,383,874
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.

LIABILITIES AND PARTNERS' CAPITAL
---------------------------------

CURRENT LIABILITIES

        Cash overdraft                                              $     36,424
        Accounts payable                                               1,266,933
        Accrued expenses (Note 3)                                        165,670
        Current portion of long-term debt (Note 4)                       168,659
        Line of credit (Note 5)                                          491,714
        Short-term debt (Note 6)                                          98,500
                                                                    ------------

               Total current liabilities                               2,227,900
                                                                    ------------


LONG-TERM LIABILITIES

        Accrued interest, less current portion (Note 4)                  112,722
        Long-term debt, less current portion (Note 4)                    560,322
        Shareholders' loans (Note 7)                                     175,000
                                                                    ------------

               Total long-term liabilities                               848,044
                                                                    ------------

               Total liabilities                                       3,075,944
                                                                    ------------

COMMITMENTS (Notes 8)

PARTNERS' CAPITAL (Note 7)                                               307,930
                                                                    ------------


               Total liabilities and partners' capital              $  3,383,874
                                                                    ============


   The accompanying notes are an integral part of these financial statements.

                                 Grafalloy L.P.
                               STATEMENT OF INCOME
                          Year ended December 31, 1995



SALES                                                               $ 6,084,223

COST OF SALES                                                         4,889,791
                                                                    -----------

GROSS PROFIT                                                          1,194,432
                                                                    -----------

OPERATING EXPENSES

        General and administrative                                      755,892
        Research and development                                        381,920
        Selling and marketing                                         1,117,004
                                                                    -----------

                    Total operating expenses                          2,254,816
                                                                    -----------

OPERATING LOSS                                                       (1,060,384)
                                                                    -----------

OTHER INCOME (EXPENSE)

        Interest income                                                   5,496
        Gain on disposal of fixed assets                                  2,407
        Interest expense                                               (159,895)
                                                                    -----------

                    Total other income (expense)                       (151,992)
                                                                    -----------

NET LOSS                                                            $(1,212,376)
                                                                    ===========


     The accompanying notes are an integral part of these financial statements.

                                 Grafalloy L.P.
                         STATEMENT OF PARTNERS' CAPITAL
                          Year ended December 31, 1995


                                        General       Limited
                                        Partner       Partners          Total
                                      -----------    -----------    -----------
BALANCE - DECEMBER 31, 1994           $         0    $ 1,020,306    $ 1,020,306

        Capital contributions                   0        500,000        500,000

        Net loss                           (4,883)    (1,207,493)    (1,212,376)
                                      -----------    -----------    -----------
BALANCE - DECEMBER 31, 1995           $    (4,883)   $   312,813    $   307,930
                                      ===========    ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                                 Grafalloy L.P.
                             STATEMENT OF CASH FLOWS
                          Year ended December 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES

               Cash received from customers                            $ 5,017,217
               Cash paid to suppliers and employees                     (5,923,539)
               Interest paid                                               (65,958)
               Interest received                                             5,496
               Income taxes paid                                            (1,600)
                                                                       -----------

                      Net cash used by operating activities               (968,384)
                                                                       -----------

CASH FLOWS FROM INVESTING ACTIVITIES

               Proceeds from sales of property, plant and equipment         24,800
               Acquisition of property, plant and equipment               (318,610)
                                                                       -----------

                      Net cash used by investing activities               (293,810)
                                                                       -----------

CASH FLOWS FROM FINANCING ACTIVITIES

               Borrowings on line of credit                              1,955,410
               Payments on line of credit                               (1,463,696)
               Proceeds from issuance of short-term debt                   130,000
               Payments for short-term debt                                (31,500)
               Proceeds from issuance of long-term debt                    175,000
               Retirement of long-term debt                               (204,889)
               Partner contributions                                       500,000
                                                                       -----------

                      Net cash provided by financing activities          1,060,325
                                                                       -----------

NET DECREASE IN CASH                                                      (201,869)

CASH - DECEMBER 31, 1994                                                   165,445
                                                                       -----------

CASH OVERDRAFT - DECEMBER 31, 1995                                     $   (36,424)
                                                                       ===========



   The accompanying notes are an integral part of these financial statements.

                                   Grafalloy L.P.
                         STATEMENT OF CASH FLOWS (Continued)
                            Year ended December 31, 1995


RECONCILIATION OF NET LOSS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES

NET LOSS                                                            $(1,212,376)
                                                                    -----------
Adjustments to reconcile net loss to net cash
used by operating activities:

       Depreciation                                                     205,858
       Amortization                                                      17,398
       Loss on disposal of fixed assets                                  (2,407)
       Increase in accounts receivable                               (1,068,229)
       Decrease in accounts receivable - other                            2,023
       Decrease in inventories                                          361,147
       Increase in due from affiliate                                      (800)
       Increase in prepaid expenses                                     (12,282)
       Increase in accounts payable                                     875,744
       Decrease in accrued expenses, excluding accrued interest        (228,397)
       Increase in accrued interest                                      93,937
                                                                    -----------
              Total adjustments                                         243,992
                                                                    -----------
NET CASH USED BY OPERATING ACTIVITIES                               $  (968,384)
                                                                    ===========



                 The accompanying notes are an integral part of
                           these financial statements.

                                 Grafalloy L.P.

                        NOTES TO THE FINANCIAL STATEMENTS

                                December 31, 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Statement presentation:      Grafalloy, L.P. (the Company) is a Delaware limited
                             partnership formed in September of 1993. The
                             Company's business is to manufacture golf club shafts in San Diego County, California. The general partner is Grafalloy, Inc. which is a Delaware S
                             Corporation formed in September of 1993.

Accounting method:           The Company maintains its records on the accrual
                             basis of accounting.

Acquisition costs:           Closing costs and appraisal costs in connection
                             with the Company's acquisition of the assets and liabilities have been capitalized and are being amortized over a five year period. Amortization charged to operations in 1995 was $5,800.

Allocations:                 Generally, per the Partnership Agreement, any net
                             loss is allocated first to the general partner to the extent of its capital contributions, and the remaining amount of net loss is allocated to the limited partners to the extent of their capital contributions. Future profits and losses will be allocated in various tiered allocations in accordance with the Partnership Agreement.

Allowance for
doubtful accounts:           The Company uses the reserve method in providing
                             for uncollectible accounts. The allowance for doubtful accounts as of December 31, 1995 was $15,862.

Income taxes:                No provision has been made for federal and state
                             income taxes since they are the responsibility of the individual partners.

Intangible assets:           Goodwill represents the excess of cost over the
                             fair value of net assets at date of acquisition.
                             Goodwill is being amortized on the straight-line method over 15 years.

Inventories:                 Inventories are stated at the lower of cost
                             (first-in, first-out) or market.

Organization costs:          Costs incident to the creation of the partnership
                             for negotiating and preparing the Partnership
                             Agreement and various accounting fees have been capitalized and are being amortized over a five year period. Amortization charged to operations in 1995 was $4,200.

------------------------------------------------------

Property, plant
and equipment:               Property, plant and equipment are stated at cost.
                             Maintenance and repairs are expensed when incurred;
                             renewals and replacements which extend the useful life of plant and equipment are capitalized.
                             Generally when assets are retired or otherwise disposed of, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

                             Construction in progress consisted primarily of equipment either under construction or not placed in service as of December 31, 1995.

                             Depreciation is calculated on a straight-line method over the estimated useful lives of the related assets; machinery and equipment 5 to 10 years and furniture and fixtures 5 to 10 years. Leasehold improvements are amortized on the straight-line method over the shorter of the remaining lease term or the useful life.

Statement of cash flows:     For the purpose of the statement of cash flows, the
                             Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. No cash equivalents were held by the Company at December 31, 1995.

Warranties:                  The Company's products are generally under warranty
                             against defects in material and workmanship. At
                             December 31, 1995, the estimated liability for warranty expense on prior sales was $2,100.

NOTE 2 - INVENTORIES
--------------------

        Inventories consisted of the following at December 31, 1995:

               Raw materials                                     $   172,894
               Work in process                                       496,036
               Finished goods                                        363,715
                                                                 -----------
                                                                  1, 032,645
               Allowance for obsolete inventories                   (146,000)
                                                                 -----------
                      Total inventories                          $   886,645
                                                                 ===========

NOTE 3 - ACCRUED EXPENSES
-------------------------

Accrued expenses consisted of the following at December 31, 1995:

        Accrued compensation                                            $ 21,572
        Accrued employment expense                                        13,969
        Accrued 401(k) match and employee withholdings                    10,615
        Accrued interest, current portion (Note 4)                        45,952
        Accrued payroll and property taxes                                 9,512
        Accrued royalties                                                  1,153
        Accrued vacation                                                  38,766
        Accrued warranties                                                 2,100
        Accrued workers' compensation insurance                           11,500
        Accrued income taxes                                                 800
        Accrued other expenses                                             9,731
                                                                        --------

Total accrued expenses                                                  $165,670
                                                                        ========

NOTE 4 - LONG-TERM DEBT
-----------------------

At December 31, 1995 long-term debt consisted of the following:

        Note payable for the purchase of assets on
        November 1, 1993 bearing interest at prime
        (8.50% at December 31, 1995) plus 2%, $186,747
        annual principal payments, due in May, per
        the schedule below, collateralized
        by all the assets of the Company                              $ 728,981
                                                                      ---------

                Total long-term debt                                    728,981

                Less current portion                                    168,659
                                                                      ---------
                Long-term portion                                     $ 560,322
                                                                      =========

Principal payments on long-term debt for five years subsequent to December 31, 1995 are as follows:

        1996                                                         $ 168,659
        1997                                                           186,774
        1998                                                           186,774
        1999                                                           186,774
                                                                     ---------
                                                                     $ 728,981
                                                                     =========

Per the note agreement, accrued interest payments are to be separately calculated for each principal payment, and the interest is payable at the time the corresponding amount of principal is due. Total accrued interest was $158,674 at December 31, 1995. Accrued interest has been separated between current and non-current liabilities. The current portion of $45,952 was recorded in accrued expenses (see Note 3).

NOTE 5 - LINE OF CREDIT
-----------------------

  The Company had a $750,000 line of credit limited to 75% of the Company's eligible accounts receivable. Interest is payable monthly at prime (8.50% at December 31, 1995) plus 6%. The principal is due on demand and is collateralized by substantially all of the Company's assets. Advances on the line of credit at December 31, 1995 were $491,714.

NOTE 6 - SHORT-TERM DEBT
------------------------

  During the year, the Company acquired equipment under a short-term loan payable to a financing company in the amount of $130,000 bearing interest at prime (8.5% at December 31, 1995) plus 15.25%. The loan is personally guaranteed by the two officers of Grafalloy, Inc., the general partner, and was due on January 28, 1996. However, the Company has obtained a twelve month extension from the financing company and is currently renegotiating the renewal of the agreement. At December 31, 1995, the outstanding balance for the loan was $98,500.

NOTE 7 - SHAREHOLDERS' LOANS
----------------------------

  During the year ended December 31, 1995, the Company secured $175,000 in debt financing from certain limited partners. Proceeds from this note offering were used to fund working capital requirement.

  The structure of this debt financing was as follows:

          Unsecured Promissory Notes: Seven $25,000 notes were issued, bearing interest at prime plus 4%, with interest accrued and payable on the last day of each quarter during which the note was outstanding, expiring at various dates in 1997.

          Warrants: Warrants to purchase 9.4 Limited Partnership units were attached to each $25,000 note. These warrants granted the holder the right to purchase Limited Partnership units at a price of $1,329.79 per unit, or at a valuation for the company of $3.0 million. Warrants were subject to cancellation if all principal and interest due on the Unsecured Promissory Note was paid within six months of the date of the individual notes.

  At December 31, 1995, all notes were outstanding and unpaid beyond the six month period. Therefore, there are warrant options representing the option to purchase 65.8 Limited Partnership units outstanding at year-end.

  Future maturities of shareholders' loans for the next five years are as follows:

         Year ending
         December 31,
           1996                                               $       0
           1997                                                 175,000
                                                              ---------
                                                              $ 175,000
                                                              =========

NOTE 8 - COMMITMENTS
--------------------

        The Company leases certain building space under a noncancelable operating lease agreements which expires at December 31, 1997.

        Future minimum lease payments, by year end in the aggregate under these noncancelable operating leases consisted of the following at December 31, 1995:

          1996                                                      $  97,200
          1997                                                         97,200
                                                                    ---------
          Total future minimum lease payments                       $ 194,400
                                                                    =========

        Total rent expense for the operating lease was $95,800 for the year ending December 31, 1995.

NOTE 9 - DEFINED CONTRIBUTION PLAN
----------------------------------

    The Company has a 401(k) plan covering substantially all employees meeting minimum eligibility requirements. Company matching contributions are to be determined annually by the Board of Directors in an amount not to exceed the maximum allowed under current income tax regulations or subject to certain tax law limitations. Participants are entitled, upon termination or retirement, to their vested portion of retirement fund assets which are held by a corporate trustee. Charges to pension expense for the year ended December 31, 1995 amounted to $15,981.

ITEM 7   FINANCIAL STATEMENTS AND EXHIBITS

         (b)   Pro forma financial information

       The American Materials & Technologies Corporation and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheet
                                December 31, 1996

                                          The        Grafalloy                   Adjustments
Account                                 Company        L.P.                 Dr                Cr           Final
--------------------------------------------------------------------------------------------------------------------
Cash & short term investments       $       4,655  $        208                       (5)$     4,637   $        226
Accounts receivable, net of
  allowance for doubtful accounts
  of $123                                   3,825           378                                               4,203
Inventories                                 1,456         1,040                                               2,496
Prepaid expenses and other
  current assets                              520           101                                                 621
                                      ------------   -----------        ------------       ----------    -----------
     Total current assets                  10,456         1,727                                4,636          7,546

Property plant & equipment, net             4,359        1, 425                                               5,784
  of accumulated
  depreciation of $642
  Goodwill                                    517             -  (5)          7,540   (2)        264          7,793
Other assets                                  363           121                       (5)        168            316
                                    -------------  ------------       -------------      -----------   ------------
     Total assets                   $      15,695  $      3,273       $       7,540      $     5,068   $     21,439
                                    =============  ============       =============      ===========   ============
Current liabilities                                                                      $             $
Accounts payable                    $       1,957  $        692       $                                       2,649
Accrued liabilities                         1,394           382                                               1,776
Current portion of term loan-bank             112                                                               112
Taxes payable                                 218             -                       (9)        105            323
Grafalloy loans - existing                                  458  (5)            458                               -
Grafalloy loans-new                             -             -                   -   (5)        689            689
                                    -------------  ------------       -------------      -----------   ------------
Total current liabilities                   3,681         1,532                 458              794          5,549
Term loan - bank                              336                                                               336
Revolving credit facility                       -                (1)            118  (5)       2,235          2,328
                                                -             -  (4)            224  (3)         419              -
                                                                 (7)             59  (6)         115
                                                                 (8)             40
Grafalloy loans - existing                                  486  (5)            486                               -
Grafalloy loans - new                           -             -                   -  (5)       1,024          1,024
                                    -------------  ------------       -------------      -----------   ------------
     Total liabilities                      4,017         2,018               1,385            4,587          9,237
                                    -------------  ------------       -------------      -----------   ------------
Minority interest                              70                                                                70

Commitments & contingencies

Stockholders' equity
  Preferred stock                               -
  Common stock                                 41             -                   -                              41
  Additional paid in capital               10,910             -                   -  (5)         986         11,896
  Partner's capital                                       1,255  (5)          1,255                -              -
  Retained earnings                           657             - (1)-(4),        462                -            195
                                                                (6)-(8)
                                    -------------  ------------       -------------      -----------   ------------
     Total stockholders' equity            11,608         1,255               1,717              986         12,132
                                    -------------  ------------       -------------      -----------   ------------
Total liabilities &
stockholders' equity                       15,695  $      3,273       $       3,102      $     5,573   $     21,439
                                    =============  ============       =============      ===========   ============


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       The American Materials & Technologies Corporation and Subsidiaries
            Unaudited Pro Forma Consolidated Statement of Operations
                          Year ended December 31, 1996


                                   The       Grafalloy                           Adjustments
                                 Company        L.P.          Total            DR            CR         Pro forma
---------------------------------------------------------------------------------------------------------------------
Net Sales                     $     22,411  $     10,670  $      33,081                              $        33,081

Materials                           11,175         4,540         15,715                                       15,715
Manufacturing costs                  5,575         2,303          7,878               (7)       59             7,701
Selling, general and                                                                  (1)  $   118
administrative costs                 3,621         2,149          5,770               (8)       40             5,730
Research & development                 535           513          1,048                                        1,048
Goodwill amortization                                                   (2) $     264                            264
                              ------------  ------------  -------------     ---------      -------   ---------------
     Total costs                    20,906         9,505         30,411           264          217            30,458
                              ------------  ------------  -------------     ---------      -------   ---------------

Operating income                     1,505         1,165          2,670           264          217             2,623

Interest income                        131             8            139 (6)       115                             24
Interest expense              $        434  $        224  $         658 (3) $     419 (4)  $   224   $           853
                              ------------  ------------  -------------     ---------      -------   ---------------

Profit before taxes and              1,202           949          2,151           798          441             1,794
extraordinary item

Provision for income taxes    $        239  $             $         239 (9) $     105      $         $           344
                              ------------  ------------  -------------     ---------      -------   ---------------

Income (loss) before                   963           949          1,912           903          441             1,450
extraordinary item

Extraordinary loss                      29                           29                                           29
                              ------------  ------------  -------------     ---------      -------   ---------------

Net income                    $        934  $        949  $       1,883     $     903      $   441   $         1,421
                              ============  ============  =============     =========      =======   ===============




Earnings Per Share                                       1996               1996                1996
(Numbers in 000's except EPS)                        The Company         Pro forma             Shares
                                                                                            Outstanding
----------------------------------------------------------------------------------------------------------
Net income                                        $           934   $           1,421   $           1,421
Weighted average number of common shares                    2,956               3,135               4,318
Earnings per share                                $          0.32   $            0.45   $            0.33

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated balance sheet at December 31, 1996 and the unaudited pro forma consolidated statement of operations for the year then ended have been prepared to reflect the acquisition of Grafalloy L.P. as if it had occurred on January 1, 1996. The acquisition was accounted for under the purchase method of accounting.

The following is a summary of adjustments reflected in the accompanying unaudited pro forma consolidated balance sheet at December 31, 1996 and the unaudited pro forma consolidated statement of operations for the year then ended:

         1. Represents the elimination of the salary of certain employees whose services were terminated after the acquisition.

         2.       Represents the adjustment to increase goodwill amortization.

         3. Represents the adjustment to increase interest expense for increased debt.

         4. Represents the adjustment to remove prior interest on replaced debt.

         5.       Represents the purchase price adjustment accounting to APB16.

         6. Represents the adjustment to reduce interest income on funds used to purchase Grafalloy and Carbon Design.

         7. Represents the adjustment to reduce depreciation expense for change in basis of assets.

         8. Represents the adjustment to reduce selling, general and administrative costs to reflect replacement of a consultant with a full time employee.

         9.       Represents the tax effect of the previous adjustments.

        10. Represents the full number of common shares that would be outstanding at December 31, 1996 assuming:

                  a) All shares from the Initial Public Offering were outstanding the entire year.

                  b) The Grafalloy management shares were outstanding the entire year, and

                  c) The outstanding warrants and options were computed into shares in accordance with APB15 and were issued at the beginning of the year.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

Exhibit Number                            Description

  2.1* Asset Purchase Agreement dated as of February 27, 1997 by and among the Company, Grafalloy L.P., Grafalloy, Inc., and Grafalloy Acquisition Corporation


  20.1* Press release of The American Materials and Technologies Corporation, dated March 3, 1997


Pursuant to Item 601(b)(2) of Regulation S-B, the Company hereby undertakes to furnish to the Commission, upon request, copies of the exhibits and schedules listed in the Exhibit Index accompanying this report, but omitted from
Exhibit 2.1.


------------------
* Previously filed.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                            THE AMERICAN MATERIALS &
                                            TECHNOLOGIES CORPORATION



                                            /s/ Paul L. Pendorf
                                            ------------------------
Date: April 30, 1997                        Paul L. Pendorf
                                            President and
                                            Chief Executive Officer

                                  Exhibit Index



Exhibit
Number                     Description
------                     -----------

  2.1*           Asset Purchase Agreement dated as
                 of February 27, 1997 by and among
                 the Company, Grafalloy L.P.,
                 Grafalloy, Inc., and Grafalloy
                 Acquisition Corporation


Schedules and Exhibits Omitted From 2.1

Disclosure Schedule

Exhibit A  - January 1997 Financial Statements

Exhibit B  - Environmental Law Definitions

Exhibit C1 - Note in the principal amount of $800,000

Exhibit C2 - Note in the principal amount of $747,254

Exhibit C3 - Note in the principal amount of $175,000

Exhibit D  - Form of Subscription Agreement

Exhibit E  - Form of Non-Competition Agreement

Exhibit F  - Form of Employment Agreement

Exhibit G  - Form of Tax Allocation Agreement

Exhibit H  - Form of Security Agreement

Exhibit I  - Form of Escrow Agreement

20.1*        Press release of The American
             Materials & Technologies Corporation,
             dated March 3, 1997


------------
* Previously filed.